Exhibit 23.1






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               Consent of Independent Certified Public Accountants








The Board of Directors
HBancorporation, Inc.
619 12th Street
Lawrenceville, Illinois 62439


Gentlemen:

     We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to HBancorporation, Inc.'s Recognition and Retention Plan, of our report dated July 15, 1997, on our audits of the consolidated financial statements of HBancorporation, Inc. for the years ended June 30, 1997, 1996 and 1995 which report is incorporated by reference in the Annual Report on Form 10-KSB.


                                                    /s/ Kemper CPA Group, L.L.C.
                                                    ---------------------------
                                                    Kemper CPA Group, L.L.C.


Washington, Indiana

October 1, 1997